LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of May 2, 2000, by and between Spectrian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan Agreement, dated August 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

Hereinafter,   the   above-described   documents   evidencing  or  securing  the
Indebtedness shall be referred to as the "Existing Loan Documents".

2. DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to Loan Agreement

                  1. Subsections (i) and (iii) under Section 6.7 entitled "Financial Covenants" are hereby amended to read, in their entirety as follows:

                           (i) Quick Ratio. a ratio of Quick Assets to Current Liabilities plus marketable securities of at least
                           2.00 to 1.00

                           (ii) Borrower will have a minimum net profit of $1 for each quarter, except that Borrower may suffer a loss not to exceed $1,000,000 for the fiscal quarter ending June 30, 2000.

                  2        The   following   defined  term  under  Section  13.1
                           entitled  "Definitions" is hereby amended as follows:

                           "Revolving Maturity Date" is June 30, 2001.

         B. Waiver of Financial Covenant Default(s)

                  1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability covenant as of month ended March 31, 2000. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the quarter ending June 30, 2000, Borrower shall be in compliance with this covenant as amended herein.

                           Bank's agreement to waive the above-described default
                           (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenant as of all other dates and
                           (2) shall not limit or impair the Lender's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Sixteen Thousand Dollars ($16,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


         This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                BANK:
SPECTRIAN CORPORATION                    SILICON VALLEY BANK
By:  /s/ Michael Angel                   By: /s/ Peter Scott
   ---------------------                    ----------------------
Name:    Michael Angel                   Name:   Peter Scott
     -------------------                      --------------------
Title:   EUP--CFO                        Title:  Vice President
      ------------------                       -------------------

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